                                                                    EXHIBIT 12.1
                          WINSTAR COMMUNICATIONS, INC.
                      RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (IN THOUSANDS)

                                                                                                                             THREE
                                                                                                                             MONTHS
                                                        TEN MONTHS                                           THREE MONTHS    ENDED
                                                          ENDED        YEAR ENDED     YEAR ENDED DECEMBER       ENDED        MARCH
                           YEAR ENDED FEBRUARY 28,     DECEMBER 31,   DECEMBER 31,         31, 1997           MARCH 31,     31, 1998
                         ---------------------------   ------------   ------------   ---------------------   ------------   --------
                          1993      1994      1995         1995           1996        ACTUAL     PRO FORMA       1997        ACTUAL
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------   --------
Earnings:
 Loss from continuing
   operations before
   income taxes........  $(4,594)  $(8,205)  $(7,226)    $(16,094)      $(82,713)    $(245,507)  $(418,901)     (41,499)   $(81,877)
 Adjustments to
   earnings:
   Fixed charges, as
     detailed below....      674       915       900        8,063         38,520        85,324    160,819        12,382      29,989
   Interest
     capitalized.......       --        --        --           --           (320)       (4,200)    (4,200 )      (1,050)       (505)
   Extraordinary
     item..............       --      (194)       --           --             --            --         --            --          --
   Minority interest in
     WinStar Gateway
     Network...........       --      (155)       --           --             --            --         --            --          --
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------  --------
 Earnings as
   adjusted............  $(3,920)  $(7,639)  $(6,326)    $ (8,031)      $(44,513)    $(164,383)  $(262,282)    $(30,167)   $(52,393)
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------  --------
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------  --------
Fixed charges:
   Interest expense....  $   567   $   793   $   733     $  7,715       $ 36,834     $  77,257   $152,752      $ 10,798    $ 28,656
   Capitalized
     interest..........       --        --        --           --            320         4,200      4,200         1,050         505
   Portion of rental
     expense which is
     representative of
     interest..........      107       122       167          348          1,366         3,867      3,867           534         828
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------  --------
   Total fixed
     charges...........      674       915       900        8,063         38,520        85,324    160,819        12,382      29,989
Preferred stock
 dividends.............       85        68        62          216             --         5,879     45,806            --       8,198
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------  --------
Combined fixed charges
 and preferred stock
 dividends.............  $   759   $   983   $   962     $  8,279       $ 38,520     $  91,203   $206,625      $ 12,382    $ 38,187
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------  --------
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------  --------
Deficiency in earnings
 to cover combined
 fixed charges and
 preferred stock
 dividends.............  $(4,679)  $(8,622)  $(7,288)    $(16,310)      $(83,033)    $(255,586)  $(468,907)    $(42,459)   $(90,580)
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------  --------
                         -------   -------   -------   ------------   ------------   ---------   ---------   ------------  --------

                           THREE
                           MONTHS
                           ENDED
                           MARCH
                         31, 1998
                         ---------
                         PRO FORMA
                         ---------
Earnings:
 Net loss from
   continuing
   operations before
   income taxes........  $(95,236)
 Adjustments to
   earnings:
   Fixed charges, as
     detailed below....    40,746
   Interest
     capitalized.......      (505)
   Extraordinary
     item..............        --
   Minority interest in
     WinStar Gateway
     Network...........        --
                         ---------
 Earnings as
   adjusted............  $(54,995)
                         ---------
                         ---------
Fixed charges:
   Interest expense....  $ 39,413
   Capitalized
     interest..........       505
   Portion of rental
     expense which is
     representative of
     interest..........       828
                         ---------
   Total fixed
     charges...........    40,746
Preferred stock
 dividends.............    11,192
                         ---------
Combined fixed charges
 and preferred stock
 dividends.............  $ 51,938
                         ---------
                         ---------
Deficiency in earnings
 to cover combined
 fixed charges and
 preferred stock
 dividends.............  $(106,933)
                         ---------
                         ---------